ANNEX 1 To the Distribution Agreement by and between SPDR® Series Trust and State Street Global Markets, LLC
ETF	Trading Symbol
SPDR® DJ Wilshire Total Market ETF	TMW
SPDR® DJ Wilshire Large Cap ETF	ELR
SPDR® DJ Wilshire Large Cap Growth ETF	ELG
SPDR® DJ Wilshire Large Cap Value ETF	ELV
SPDR® DJ Wilshire Mid Cap ETF	EMM
SPDR® DJ Wilshire Mid Cap Growth ETF	EMG
SPDR® DJ Wilshire Mid Cap Value ETF	EMV
SPDR® DJ Wilshire Small Cap ETF	DSC
SPDR® DJ Wilshire Small Cap Growth ETF	DSG
SPDR® DJ Wilshire Small Cap Value ETF	DSV
SPDR® DJ Global Titans ETF	DGT
SPDR® DJ Wilshire REIT ETF	RWR
SPDR® S&P® Bank ETF	KBE
SPDR® S&P® Capital Markets ETF	KCE
SPDR® S&P® Insurance ETF	KIE
SPDR® Morgan Stanley Technology ETF	MTK
SPDR® S&P® Dividend ETF	SDY
SPDR® S&P® Aerospace & Defense ETF	XAR
SPDR® S&P® Biotech ETF	XBI
SPDR® S&P® Health Care Equipment ETF	XHE
SPDR® S&P® Health Care Services ETF	XHS
SPDR® S&P® Homebuilders ETF	XHB
SPDR® S&P® Metals & Mining ETF	XME
SPDR® S&P® Oil & Gas Equipment & Services ETF	XES
SPDR® S&P® Oil & Gas Exploration & Production ETF	XOP
SPDR® S&P® Pharmaceuticals ETF	XPH
SPDR® S&P® Retail ETF	XRT
SPDR® S&P® Semiconductor ETF	XSD
SPDR® S&P® Software & Services ETF	XSW
SPDR® S&P® Telecom ETF	XTL
SPDR® S&P® Transportation ETF	XTN
SPDR® S&P® Regional Banking(SM) ETF	KRE
SPDR® S&P® Mortgage Finance(SM) ETF	KME
SPDR® Barclays Capital 1-3 Month T-Bill ETF	BIL
SPDR® Barclays Capital Intermediate Term Treasury ETF	ITE
SPDR® Barclays Capital Long Term Treasury ETF	TLO
SPDR® Barclays Capital TIPS ETF	IPE
SPDR® Barclays Capital Aggregate Bond ETF	LAG
SPDR® Nuveen Barclays Capital Municipal Bond ETF	TFI
SPDR® Barclays Capital International Treasury Bond ETF	BWX

SPDR® Nuveen Barclays Capital Short Term Municipal Bond ETF	SHM
SPDR® Nuveen Barclays Capital California Municipal Bond ETF	CXA
SPDR® Nuveen Barclays Capital New York Municipal Bond ETF	INY
SPDR® Barclays Capital High Yield Bond ETF	JNK
SPDR® DB International Government Inflation-Linked Bond ETF	WIP
SPDR® Barclays Capital Short Term International Treasury Bond ETF	BWZ
SPDR® Barclays Capital Intermediate Term Credit Bond ETF	ITR
SPDR® Barclays Capital Long Term Credit Bond ETF	LWC
SPDR® Barclays Capital Convertible Bond ETF	CWB
SPDR® Barclays Capital Mortgage Backed Bond ETF	MBG
SPDR® Wells Fargo Preferred Stock ETF	PSK
SPDR® Nuveen S&P® VRDO Municipal Bond ETF	VRD
SPDR® Barclays Capital Short Term Corporate Bond ETF	SCPB
SPDR® Nuveen Barclays Capital Build America Bond ETF	BABS
SPDR® Barclays Capital International Corporate Bond ETF	IBND
SPDR® Barclays Capital Emerging Markets Local Bond ETF	EBND
SPDR® Barclays Capital Issuer Scored Corporate Bond ETF	CBND
SPDR® Nuveen S&P® High Yield Municipal Bond ETF	HYMB
SPDR® Barclays Capital Short Term Treasury ETF	SST
SPDR® Barclays Capital Investment Grade Floating Rate ETF	FLRN
SPDR® Barclays Capital Short Term High Yield Bond ETF	SJNK

Effective With SEC, But Not Operational
SPDR® S&P® Building & Construction ETF
SPDR® S&P® Computer Hardware ETF
SPDR® S&P® LeisureTime ETF
SPDR® S&P® Outsourcing & IT Consulting ETF

Dated: March 14, 2012

2